Exhibit #(21)


                      SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                                    State of Incorporation

First National Bank                                   Virginia

FNB Financial Services, Inc.                          Virginia

FNCO Co., Inc.                                        Virginia